Exhibit 99.1
Avid Technology Announces Q2 2019 Results
Continued improvement in key financial metrics and Free Cash Flow
New Non-GAAP Net Income Per Share guidance introduced for 2019, given positive trajectory of the business
BURLINGTON, Mass., August 5, 2019 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its second quarter 2019 financial results, provided guidance for the third quarter of 2019, reaffirmed full-year 2019 guidance and introduced new Non-GAAP Net Income Per Share guidance for full-year 2019.
Second Quarter 2019 Financial and Business Highlights

•	Revenue was $98.7 million, up slightly year-over-year from $98.6 million.

•	Gross margin was 57.4%, up 30 basis points year-over-year. Non-GAAP Gross Margin was 59.4%, up 20 basis points year-over-year.

•	Operating expenses were $54.1 million, a decrease of 7% year-over-year. Non-GAAP Operating Expenses were $51.8 million, a decrease of 8% year-over-year.

•	Operating income was $2.6 million, up from operating loss of ($2.1) million in Q2 2018. Non-GAAP Operating Income was $6.9 million, an increase of 188% year-over-year.

•	Adjusted EBITDA was $9.4 million, an increase of 78% year-over-year. Adjusted EBITDA Margin was 9.5%, up 410 basis points year-over-year.

•
GAAP net loss per common share was ($0.25), compared to net loss per common share of ($0.20) in Q2 2018. Non-GAAP Net Income per Share was $0.02, up from Non-GAAP Net Loss per Share of ($0.10) in Q2 2018.

•	Net cash used in operating activities was ($2.7) million, compared to Net cash used in operating activities of ($5.9) million in Q2 2018.

•	Free Cash Flow was ($4.5) million, an improvement of $4.2 million compared to Free Cash Flow of ($8.7) million in Q2 2018.

•	Software revenue from subscriptions increased 17% year-over-year with approximately 147,000 cloud-enabled software subscriptions at the end of Q2 2019.

•	Revenue through the Company’s e-commerce activities was up 19% year-over-year.

•	Recurring Revenue was 58% of the Company’s revenue in the twelve months ending June 30, 2019, up from 51% in the twelve months ending June 30, 2018.

•	Annual Contract Value was $246 million at the end of Q2 2019, up slightly from $245 million at the end of Q2 2018.

“Despite some slight revenue headwinds in the second quarter related to our supply chain transition, I am pleased with our overall performance in the first half of 2019 as our results are in line with our plans. We are better positioned emerging from the first half than we have been in many years,” said Jeff Rosica, CEO and President of Avid. “We’re pleased that our strategic plan is delivering as expected, and that we’re on a good trajectory for the second half, aided by the delivery of significant new products to market in the second quarter, including new versions of our flagship creative tools, MediaCentral platform, and cloud storage.”
“While we continue to see year over year improvements in gross margin, Adjusted EBITDA, and Free Cash Flow, we faced certain headwinds during Q2 related to our supply chain transition that brought our Q2 results below expectations,” commented Ken Gayron, Executive Vice President and Chief Financial Officer of Avid. Mr. Gayron added, “That said, we continue to see the benefits from our Smart Savings initiatives which have enhanced our profitability and cash flow. We are well positioned as we enter the second half of 2019 to see continued year over year improvement in our key financial metrics.” Mr. Gayron further added, “We are introducing Non-GAAP Net Income Per Share guidance for full-year 2019 to provide more information to investors to evaluate the progress we are making in our business model.”
Explanations regarding our use of non-GAAP financial measures and operational metrics and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled "Non-GAAP Financial Measures and Operational Metrics" and "Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures".
Third Quarter and Full-Year 2019 Guidance
For the third quarter of 2019, Avid is providing Revenue and Adjusted EBITDA guidance. Avid is also reaffirming its guidance for Revenue, Adjusted EBITDA and Free Cash Flow for full-year 2019 and introducing Non-GAAP Net Income Per Share guidance for full-year 2019.

($ millions, except per share amounts)	Q3 2019	Full-Year 2019
Revenue	$101.0 - $109.0	$420 - $430
Adjusted EBITDA	$13.5 - $18.5	$60 - $65
Free Cash Flow		$12 - $17
Non-GAAP Net Income Per Share		$0.60 - $0.72

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q2 2019 Business Update presentation posted on Avid’s Investor Relations website http://ir.avid.com.
Conference Call
Avid will host a conference call to discuss its financial results for the second quarter on Monday, August 5, 2019 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 323-794-2551 and referencing confirmation code 2594566. You may also access the presentation slides and listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.
Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Operating Income, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share. The Company also includes the operational metrics of Bookings, Cloud-enabled software subscriptions, Recurring Revenue and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of all operational metrics.

The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures are not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for the three months ending September 30, 2019 and the year ending December 31, 2019, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; revenue backlog conversion rate; product mix and free cash flow; Recurring Revenue and Annual Contract Value; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®™, Maestro™, and

PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2019 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Contacts

Investor Contact:	PR Contact:
Whit Rappole	Jim Sheehan
Avid	Avid
ir@avid.com	jim.sheehan@avid.com
(978) 275-2032	(978) 640-3152

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net revenues:
Products	$50,326	$46,379	$104,722	$92,789
Services	48,375	52,236	97,298	103,763
Total net revenues	98,701	98,615	202,020	196,552

Cost of revenues:
Products	28,058	26,347	55,658	52,642
Services	12,195	13,986	24,682	27,971
Amortization of intangible assets	1,788	1,950	3,738	3,900
Total cost of revenues	42,041	42,283	84,078	84,513
Gross profit	56,660	56,332	117,942	112,039

Operating expenses:
Research and development	15,180	15,985	31,465	31,670
Marketing and selling	26,129	27,759	51,007	53,891
General and administrative	12,721	14,041	26,509	27,996
Amortization of intangible assets	332	363	695	726
Restructuring costs, net	(269)	268	289	3,175
Total operating expenses	54,093	58,416	109,965	117,458

Operating income (loss)	2,567	(2,084)	7,977	(5,419)

Interest and other expense, net	(13,290)	(6,278)	(18,475)	(11,637)
Loss before income taxes	(10,723)	(8,362)	(10,498)	(17,056)
Provision for income taxes	—	144	438	399
Net loss	$(10,723)	$(8,506)	$(10,936)	$(17,455)

Net loss per common share – basic and diluted	$(0.25)	$(0.20)	$(0.26)	$(0.42)

Weighted-average common shares outstanding – basic and diluted	42,560	41,587	42,305	41,496

AVID TECHNOLOGY, INC.
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures
(unaudited - in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
GAAP revenue
Total net revenues	$98,701	$98,615	$202,020	$196,552

Non-GAAP Gross Profit
GAAP gross profit	56,660	56,332	117,942	112,039
Amortization of intangible assets	1,788	1,950	3,738	3,900
Stock-based compensation	167	74	235	127
Non-GAAP Gross Profit	$58,615	$58,356	121,915	116,066
Non-GAAP Gross Margin	59.4%	59.2%	60.3%	59.1%

Non-GAAP Operating Expenses
GAAP operating expenses	54,093	58,416	109,965	117,458
Less Amortization of intangible assets	(332)	(363)	(695)	(726)
Less Stock-based compensation	(1,838)	(1,478)	(3,507)	(2,128)
Less Restructuring costs, net	269	(268)	(289)	(3,175)
Less Restatement costs	(6)	(365)	2	(592)
Less Acquisition, integration and other costs	(274)	38	(425)	(44)
Less Efficiency program costs	(155)	(3)	(158)	(78)
Non-GAAP Operating Expenses	$51,757	$55,977	104,893	110,715

Non-GAAP Operating Income
GAAP operating income (loss)	2,567	(2,084)	7,977	(5,419)
Amortization of intangible assets	2,120	2,313	4,433	4,626
Stock-based compensation	2,005	1,552	3,742	2,255
Restructuring costs, net	(269)	268	289	3,175
Restatement costs	6	365	(2)	592
Acquisition, integration and other costs	274	(38)	425	44
Efficiency program costs	155	3	158	78
Non-GAAP Operating Income	$6,858	$2,379	17,022	5,351

Adjusted EBITDA
Non-GAAP Operating Income (from above)	$6,858	$2,379	17,022	5,351
Depreciation	2,564	2,913	4,992	6,274
Adjusted EBITDA	$9,422	$5,292	22,014	11,625
Adjusted EBITDA Margin	9.5%	5.4%	10.9%	5.9%

Non-GAAP Net Income (Loss)
Non-GAAP Operating Income (from above)	6,858	2,379	17,022	5,351
Less: Non-GAAP interest and other expense	(5,994)	(6,278)	(11,179)	(11,637)
Less: Non-GAAP income tax provision	21	(185)	(455)	(479)
Non-GAAP Net Income (Loss)	$885	$(4,084)	$5,388	$(6,765)
Weighted-average common share outstanding - basic	42,560	41,587	42,305	41,496
Weighted-average common share outstanding - diluted	43,532	41,587	43,130	41,496
Non-GAAP Net Income (Loss) Per Share - basic and diluted	$0.02	$(0.10)	$0.13	$(0.16)

Free Cash Flow
GAAP net cash (used in) provided by operating activities	(2,713)	(5,871)	3,663	(501)
Capital expenditures	(1,809)	(2,808)	(3,576)	(4,888)
Free Cash Flow	$(4,522)	$(8,679)	87	(5,389)
Free Cash Flow conversion of Adjusted EBITDA	(48.0)%	(164.0)%	0.4%	(46.4)%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$50,955	$56,103
Restricted cash	9,020	8,500
Accounts receivable, net of allowances of $788 and $1,339 at June 30, 2019 and December 31, 2018, respectively.	58,634	67,754
Inventories	34,105	32,956
Prepaid expenses	10,080	8,853
Contract assets	18,478	16,513
Other current assets	5,466	5,917
Total current assets	186,738	196,596
Property and equipment, net	20,132	21,582
Intangible assets, net	—	4,432
Goodwill	32,643	32,643
Right of use assets	33,324	—
Long-term deferred tax assets, net	1,122	1,158
Other long-term assets	8,142	9,432
Total assets	$282,101	$265,843

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$39,083	$39,239
Accrued compensation and benefits	17,054	21,967
Accrued expenses and other current liabilities	40,899	37,547
Income taxes payable	1,791	1,853
Short-term debt	28,871	1,405
Deferred revenue	79,214	85,662
Total current liabilities	206,912	187,673
Long-term debt	200,227	220,590
Long-term deferred revenue	14,302	13,939
Long-term lease liabilities	31,216	—
Other long-term liabilities	5,267	10,302
Total liabilities	457,924	432,504

Stockholders’ deficit:
Common stock	427	423
Additional paid-in capital	1,025,301	1,028,924
Accumulated deficit	(1,197,946)	(1,187,010)
Treasury stock at cost	—	(5,231)
Accumulated other comprehensive loss	(3,605)	(3,767)
Total stockholders’ deficit	(175,823)	(166,661)
Total liabilities and stockholders’ deficit	$282,101	$265,843

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(10,936)	$(17,455)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,424	10,899
Recovery from doubtful accounts	(48)	(43)
Stock-based compensation expense	3,743	2,255
Non-cash provision for restructuring	—	934
Non-cash interest expense	5,966	6,149
Loss on extinguishment of debt	2,878	—
Unrealized foreign currency transaction losses (gains)	105	(921)
Provision for deferred taxes	43	5
Changes in operating assets and liabilities:
Accounts receivable	9,168	13,525
Inventories	(1,149)	653
Prepaid expenses and other assets	(1,095)	2,454
Accounts payable	(167)	3,426
Accrued expenses, compensation and benefits and other liabilities	(6,106)	(12,275)
Income taxes payable	(6)	(37)
Deferred revenue and contract assets	(8,157)	(10,070)
Net cash provided by (used in) operating activities	3,663	(501)

Cash flows from investing activities:
Purchases of property and equipment	(3,576)	(4,888)
Increase in other long-term assets	—	(17)
Net cash used in investing activities	(3,576)	(4,905)

Cash flows from financing activities:
Proceeds from long-term debt	79,289	22,688
Repayment of debt	(714)	(2,998)
Payments for repurchase of outstanding notes	(76,269)	(1,725)
Proceeds from the issuance of common stock under employee stock plans	309	256
Common stock repurchases for tax withholdings for net settlement of equity awards	(1,895)	(649)
Partial unwind capped call cash receipt	27	2
Payments for credit facility issuance costs	(5,979)	—
Net cash (used in) provided by financing activities	(5,232)	17,574

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(401)
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,148)	11,767
Cash, cash equivalents and restricted cash at beginning of period	68,094	60,433
Cash, cash equivalents and restricted cash at end of period	$62,946	$72,200
Supplemental information:
Cash and cash equivalents	$50,955	$60,209
Restricted cash	9,020	8,500
Restricted cash included in other long-term assets	2,971	3,491
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$62,946	$72,200

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended June 30, 2019

	June 30,	March 31,	June 30,
	2019	2019	2018
Revenue Backlog*

Deferred Revenue	$93.5	$101.3	$97.7
Other Backlog	351.3	358.4	350.5
Total Revenue Backlog	$444.8	$459.7	$448.2

The expected timing of recognition of revenue backlog as of June 30, 2019 is as follows:

	2019	2020	2021	Thereafter	Total

Deferred Revenue	$54.9	$25.6	$8.4	$4.6	$93.5
Other Backlog	87.3	75.8	61.6	126.6	351.3
Total Revenue Backlog	$142.2	$101.4	$70	$131.2	$444.8

*A definition of Revenue Backlog is included in our Form 8-K filed today and the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.